AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
                       ON APRIL 5, 2000

________________________________________________________________
________________________________________________________________
                          UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549
                  _____________________________
                            FORM S-8
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933
                 ______________________________
                   GOLD BANC CORPORATION, INC.
     (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                 ______________________________
       KANSAS                                  48-1008593
  (STATE OR OTHER JURISDICTION              (I.R.S. EMPLOYER
OF INCORPORATION OR ORGANIZATION)           IDENTIFICATION NO.)
                    _________________________
            11301 NALL AVENUE, LEAWOOD, KANSAS 66211
        (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

              1994 KEY EMPLOYEE STOCK OPTION PLAN;
                INCENTIVE STOCK OPTION PLAN 1996;
 1997 NONQUALIFIED SHARE OPTION PLAN FOR NON-EMPLOYEE DIRECTORS;
                               AND
           1999 STOCK OPTION AND EQUITY INCENTIVE PLAN

                    (FULL TITLE OF THE PLANS)
                 ______________________________
                       MICHAEL W. GULLION
                        11301 NALL AVENUE
                      LEAWOOD, KANSAS 66211
             (NAME AND ADDRESS OF AGENT FOR SERVICE)

                         (913) 451-8050
  (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                            COPY TO:

                    MICHAEL W. LOCHMANN, ESQ.
                   STINSON, MAG & FIZZELL, P.C.
                  1201 WALNUT STREET, SUITE 2800
                   KANSAS CITY, MISSOURI 64106
                          (816) 842-8600
                    FACSIMILE:  (816) 691-3495


                 CALCULATION OF REGISTRATION FEE
________________________________________________________________
________________________________________________________________

                              Proposed       Proposed
                              maximum        maximum
Title of          Amount      offering       aggregate   Amount of
securities to     to be       price          offering    registra-
be registered     registered  per share<F3>  price<F3>   tion fee

Common Stock,     360,900       $6.81        $2,045,158    $540
par value $1.00   shares<F2>
per share <F1>
________________________________________________________________
________________________________________________________________

[FN]
<F1> Includes associated rights to purchase one one-thousandth of a share of Series A preferred stock, par value $1.00 per share. Until the occurrence of certain prescribed events, these rights are not exercisable, are evidenced by the certificates representing the registrants' common stock and will be transferred only with such shares of common stock.
<F2> Also registered hereby are such additional and indeterminable number of shares of the registrants' common stock, par value $1.00 per share, as may become issuable due to adjustments resulting from stock dividends, stock splits, recapitalizations, mergers, reorganizations, combinations or exchanges or other similar events.
<F3> With respect to 41,420 shares that are subject to
     outstanding options to purchase common stock under the 1994 Key Employee Stock Option Plan, pursuant to Rule 457(h) the fee was calculated based upon the exercise price per share of $2.21, $2.57 and $3.79 for 12,426, 12,426 and 16,568 shares, respectively. With respect to 319,480 shares that are subject to outstanding options to purchase common stock under the Incentive Stock Option Plan 1996, 1997 Nonqualified Share Option Plan for Non-Employee Directors and 1999 Stock Option and Equity Incentive Plan, pursuant to Rule
     457(h) the fee was calculated based upon the exercise price per share of $6.81, $4.95, $6.58 and $5.07 with respect to 123,949,
     103,459, 66,191 and 25,881 shares, respectively.

________________________________________________________________
________________________________________________________________

                             PART II
       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3:   INCORPORATION OF DOCUMENTS BY REFERENCE

     The registrant hereby incorporates by reference in this Registration Statement on Form S-8 the following documents:

1. The registrant's annual report on Form 10-K for the year ended December 31, 1999, as filed with the Commission on March 30, 2000;

2.   The registrant's current reports on Form 8-K, dated April
     28, 1999, May 25, 1999, June 17, 1999, August 24, 1999, September
     9, 1999, October 15, 1999, October 29, 1999 (2), November 10,
     1999, November 19, 1999 (4), January 26, 2000 (2), March 3, 2000,
     March 20, 2000, and March 23, 2000;

3.   The registrant's current report on Form 8-K/A, dated
     December 9, 1999;

4. The registrant's quarterly reports on Form 10-Q, for the quarterly periods ended March 31, 1999, June 30, 1999 and
     September 30, 1999, as filed with the Commission on May 14, 1999, August 11, 1999 and November 8, 1999, respectively; and

5. The description of the registrant's common stock, $1.00 par value, set forth in the registrant's registration statement on Form 8-A (No. 000-28936) filed November 1, 1996, including any amendment or report filed for the purpose of updating such description.

     All documents filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date here and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all of the securities offered then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which is deemed to be incorporated by reference herein modified or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4:   DESCRIPTION OF SECURITIES

     Not Applicable.

Item 5:   INTERESTS OF NAMED EXPERTS AND COUNSEL

     The validity of the shares of the common stock of the registrant registered pursuant to this Registration Statement has been passed upon by Stinson, Mag & Fizzell, P.C., 1201 Walnut Street, Kansas City, Missouri 64106. As of March 27, 2000, attorneys of such law firm owned in the aggregate zero (0) shares of common stock of the registrant.

Item 6:   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The following summary is qualified in its entirety by reference to the complete text of the statute referred to below and the restated articles of incorporation, as amended, and amended and restated bylaws of the registrant.

     Under Section 17-6305 of the Kansas General Corporation Code, a corporation may indemnify a director, officer, employee or agent of the corporation (or other entity if such person is serving in such capacity at the corporation's request) against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify a director, officer, employee or agent of the corporation (or other entity if such person is serving in such capacity at the corporation's request) against expenses (including attorneys' fees) actually and reasonably incurred by him if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless a court determines that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses as the court shall deem proper. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil or criminal suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation.

     Consistent with Section 17-6305 of the Kansas Code, Article VI, Section 1 of the amended and restated bylaws of the registrant provide that the registrant will indemnify its directors, advisory directors and officers against expenses, judgments, fines and amounts paid in settlement in connection with any action, suit or proceeding to the fullest extent permitted by the Kansas Code. With respect to a criminal action or proceeding, the director or officer must also have had no reasonable cause to believe his conduct was unlawful.

     Article Nine of the registrant's restated articles of incorporation provides that no director or advisory director shall be liable to the registrant or its stockholders for monetary damages for breaches of fiduciary duty as a director except to the extent such exemption from liability or limitation thereof is not permitted under the Kansas Code. Section 17-6002(b)(8) of the Kansas Code does not permit the exemption from or limitation of liability for (i) breaches of their duty of loyalty to the registrant or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law, (iii) certain transactions under Section 17-6424 of the Kansas Code (unlawful payment of dividends) or (iv) transactions from which a director derives an improper personal benefit.

     Under VI, Section 4 of the amended and restated bylaws of the registrant, the registrant may purchase and maintain insurance on behalf of any person who is or was a director, advisory director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability arising out of his status as such, whether or not the registrant would have the power to indemnify such persons against liability. The registrant carries standard directors and officers liability coverage for its directors and officers and the directors and officers of its subsidiaries. Subject to certain limitations and exclusion, the policies reimburse the registrant for liability indemnified under the amended and restated bylaws and indemnify the directors and officers against additional liabilities not indemnified under the amended and restated bylaws.

Item 7:   EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

Item 8:   EXHIBITS

4.1  Form of Common Stock Certificate.  (Previously filed as an
     Exhibit to the Registrant's Registration Statement on Form
     SB-2 No. 333-12377 and the same is incorporated herein by reference.)

4.2 Rights Agreement dated October 13, 1999, between the Registrant and American Stock Transfer and Trust Registrant, as Rights Agent. (Previously filed as an Exhibit to the Registrant's Current Report on Form 8-K filed October 15, 1999 and the same is incorporated herein by reference.)

4.3  1994 Key Employee Stock Option Plan, dated January 19, 1994.

4.4 Incentive Stock Option Plan of 1996, dated May 28, 1996 and Form of Incentive Stock Option Agreement (Previously filed as an Exhibit to the American Bancshares, Inc. Annual Report on Form 10-KSB filed March 31, 1997 and the same is incorporated herein by reference.)

4.5 1997 Nonqualified Share Option Plan for Non-Employee Directors, dated March 18, 1997 and Form of Nonqualified Share Option
     Agreement (Previously filed as an Exhibit to the American
     Bancshares, Inc. Annual Report on Form 10-KSB filed March 31, 1998 and the same is incorporated herein by reference.)

4.6 1999 Stock Option and Equity Incentive Plan, dated March 23, 1999 (Previously filed as an Exhibit to the American Bancshares, Inc. Proxy Statement filed April 12, 1999 and the same is incorporated herein by reference.)

23.1 Consent of KPMG LLP.

24.1 Powers of Attorney (included on the signature page to this Registration Statement).

Item 9:   UNDERTAKINGS

(a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement
               (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Leawood, State of Kansas, on April 4, 2000.

                              GOLD BANC CORPORATION, INC.
                              (Registrant)


                              By:  /s/ Michael W. Gullion
                                   Michael W. Gullion
                                   Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned directors of Gold Banc Corporation, Inc., hereby severally constitute Michael W. Gullion and Malcolm M. Aslin, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, any and all amendments to this Registration Statement on Form S-8, and generally to do all such things in our names and in our capacities as directors to enable Gold Banc Corporation, Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE                   TITLE                    DATE
/s/ Michael W. Gullion
Michael W. Gullion          Chairman of the Board    April 4, 2000
                            and Chief Executive
                            Officer
                            (Principal Executive
                            Officer)
/s/ Malcolm M. Aslin
Malcolm M. Aslin            Director, President and  April 4, 2000
                            Chief Operating Officer
/s/ Keith E. Bouchey
Keith E. Bouchey            Director, Executive      April 4, 2000
                            Vice President, and
                            Corporate Secretary
                            (Principal Financial
                            Officer)
/s/ William Wallman
William Wallman             Director                 April 4, 2000

/s/ William F. Wright
William F. Wright           Director                 April 4, 2000

/s/ Allen D. Petersen
Allen D. Petersen           Director                 April 4, 2000

/s/ William R. Hagman, Jr.
William R. Hagman, Jr.      Director                 April 4, 2000